UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2019

ANTARES PHARMA, INC.

(Exact name of registrant specified in its charter)

Delaware	1-32302	41-1350192
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Princeton South, Suite 300, Ewing, NJ		08628
(Address of Principal Executive Offices)		(Zip Code)

(609) 359-3020

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ATRS	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01Entry into a Material Definitive Agreement.

On June 26, 2019, Antares Pharma, Inc. (the “Company”) entered into a First Amendment (the “Amendment”) to its Loan and Security Agreement, dated June 6, 2017, with Hercules Capital, Inc. (“Hercules”), as a lender and agent for the several banks and other financial institutions or entities from time to time party thereto (collectively, the “Lenders”) (the “Loan Agreement”). The Amendment increases the aggregate principal amount of the existing term loan provided for in the Loan Agreement (the “Term Loan”) from $35.0 million to $50.0 million.

The first tranche of $25.0 million was funded upon execution of the Loan Agreement in June 2017. A new $15.0 million tranche loan (the “Tranche II Loan”) was funded upon the signing of the Amendment. Under the terms of the Amendment, the Company may, but is not obligated to, request one or more additional advances of at least $5.0 million, not to exceed $10.0 million in the aggregate (the “Tranche III Loan”). The Company’s option to request additional advances will be available between January 1, 2020 and September 15, 2020. The Term Loan maturity date remains July 1, 2022 under the Amendment, but may be extended to July 1, 2024 contingent upon satisfaction of a certain loan extension milestone.

The Company must pay the Lenders an end of term fee equal to 3.95% of the Tranche II Loan and Tranche III Loan, payable upon the earlier of July 1, 2022 or repayment. The interest rate for all loans is equal to the lesser of (a) a calculated prime-based variable rate plus 4.50% and (b) 9.50%. The Amendment extends the interest-only payment period to August 1, 2021, but the interest-only period may be extended to August 1, 2022 if the Company achieves a certain loan extension milestone.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

On June 26, 2019, the Company delivered written notice to Cowen and Company, LLC that it was terminating its Sales Agreement, dated August 11, 2017, (the “Sales Agreement”), pursuant to Section 11(b) of the Sales Agreement, effective on July 6, 2019. Under this “at-the-market” equity offering facility (the “ATM Facility”) under the Sales Agreement, the Company sold 4,444,007 shares, representing gross proceeds of approximately $15.6 million to the Company. With the provision of such notice, the ATM Facility is no longer available for use.

A copy of the Sales Agreement was filed as Exhibit 1.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 11, 2017 (the “Prior Form 8-K”). The description of the Sales Agreement contained in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to the copy of the Sales Agreement filed as Exhibit 1.1 to the Prior Form 8-K.

Item 2.03Creation of a Direct Financial Obligation of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K pertaining to the Loan Agreement and the Amendment is incorporated by reference into this Item 2.03.

Item 7.01 Regulation FD Disclosure.

A copy of the press release announcing the Amendment is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Exhibit

10.1

First Amendment to Loan and Security Agreement, dated June 26, 2019, by and among Antares Pharma, Inc., Hercules Capital, Inc., and the several banks and other financial institutions or entities from time to time party to the Loan Agreement

99.1	Press Release issued by Antares Pharma, Inc. on June 27, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANTARES PHARMA, INC.

Date:	June 27, 2019	By:	/s/ Peter J. Graham
		Name:	Peter J. Graham
		Title:	Executive Vice President, General Counsel, Chief Compliance Officer, Human Resources, and Corporate Secretary